UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2021 (December 23, 2021)

FATHOM DIGITAL MANUFACTURING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39994	98-1571400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Walnut Ridge Drive

Hartland, WI 53029

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (262) 367-8254

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FATH	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	FATH.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 23, 2021 (the “Closing Date”), Altimar Acquisition Corp. II, a blank check company incorporated as a Cayman Islands exempted company (“Altimar II”), domesticated as a Delaware corporation (the “Domestication”) and changed its name to “Fathom Digital Manufacturing Corporation” (“Fathom”). Immediately following the Domestication, Fathom completed the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of July 15, 2021, as amended by Amendment No. 1 to Business Combination Agreement, dated as of November 16, 2021 (as so amended, the “BCA” or the “Business Combination Agreement”), by and among Altimar II, Fathom Holdco, LLC, a Delaware limited liability company (“Fathom OpCo”), Rapid Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar II (“Merger Sub”), and the other parties thereto.

As part of the completion of the transactions contemplated by the Business Combination Agreement (the “Transactions,” and such completion, the “Closing”), Merger Sub merged with and into Fathom OpCo (the “Merger”), with Fathom OpCo being the surviving entity of the Merger. As a result of the Merger and the other Transactions, the combined company was organized in an “Up-C” structure, with Fathom now serving as the managing member of Fathom OpCo. Fathom OpCo is now owned in part by former public and private shareholders of Altimar II, and in part by continuing equity owners of Fathom OpCo (the “Legacy Fathom Owners”).

Unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Fathom” refer to Fathom Digital Manufacturing Corporation, a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of Altimar II or Fathom, as applicable.

Item 1.01. Entry into a Material Definitive Agreement.

Tax Receivable Agreement

In connection with the Closing, Fathom entered into a tax receivable agreement (the “Tax Receivable Agreement”) by and among Fathom, Fathom OpCo, each of the Exchange TRA Parties (as defined in the Tax Receivable Agreement) party thereto, each of the Blocker TRA Parties (as defined in the Tax Receivable Agreement) party thereto and CORE Industrial Partners Management LP, in its capacity as TRA Party Representative (as defined in the Tax Receivable Agreement). Pursuant to the Tax Receivable Agreement, Fathom will be required to pay 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of tax basis in certain assets and other tax attributes of Fathom or the Fathom Blockers (as defined in the Tax Receivable Agreement) at the time of the Business Combination, any increases in tax basis and other tax benefits related to the payment of cash consideration pursuant to the Business Combination Agreement and any increases in tax basis and other tax benefits resulting from any exchange of New Fathom Units (as defined in Item 2.01 of this Current Report) for shares of Class A common stock or cash in the future or from any payment under the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in certain events, including a change of control, breach of a material obligation under the Tax Receivable Agreement, or Fathom’s exercise of early termination rights, Fathom’s obligations under the Tax Receivable Agreement will accelerate and Fathom will be required to make a lump-sum cash payment to the Exchange TRA Parties and the Blocker TRA Parties (each as defined in the Tax Receivable Agreement) and other applicable parties to the Tax Receivable Agreement equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to Fathom’s future taxable income.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the full text of the Tax Receivable Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Investor Rights Agreement

At the Closing, Fathom also entered into an investor rights agreement (the “Investor Rights Agreement”) with CORE Industrial Partners Fund I, L.P., CORE Industrial Partners Fund I Parallel, L.P. (together, the “CORE Investors”), and certain equityholders of Fathom and/or Fathom OpCo named therein. The Investor Rights Agreement provides for an initial ten-person Board, consisting of nine individuals to be designated by the CORE Investors, which initially include Carey Chen, TJ Chung (Chair), Dr. Caralynn Nowinski Collens, David Fisher, Maria Green, Peter Leemputte, Ryan Martin, John May and Robert Nardelli, and Adam DeWitt, an independent director who was mutually agreed upon by the CORE Investors and Altimar Sponsor II, LLC (the “Sponsor”) in accordance with the terms of the Investor Rights Agreement.

Under the Investor Rights Agreement, the CORE Investors have certain continued nomination rights for a number of directors ranging from the majority of the Board to one director, while they beneficially own shares of common stock in excess of certain ownership percentages of the amount owned by the CORE Investors at Closing, as determined in accordance with the Investor Rights Agreement. In particular, from and after the Closing Date, the CORE Investors have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) a majority of the Board’s seats, so long as the CORE Investors beneficially own shares of common stock representing at least 50% of the total shares of Fathom common stock beneficially owned by the CORE Investors immediately after the Closing (the “Original Amount”), (ii) 35% of the Board’s seats, in the event that the CORE Investors beneficially own shares of common stock representing at least 20% but less than 35% of the Original Amount, (iii) 20% of the Board’s seats, in the event that the CORE Investors beneficially own shares of common stock representing at least 10% but less than 20% of the Original Amount and (iv) one director, in the event that the CORE Investors beneficially own shares of common stock representing at least 5% of the Original Amount. For purposes of calculating the number of directors that the CORE Investors are entitled to nominate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1-1/4 directors shall equate to 2 directors) and any such calculations shall be made after taking into account any increase in the size of the Board. In addition, for so long as the CORE Investors beneficially own shares of common stock representing at least 5% of the Original Amount, CORE Investors will have the right to designate a person to attend meetings of the Board (including any meetings of any committees thereof) in a non-voting observer capacity.

The parties to the Investor Rights Agreement agreed (subject to exceptions for permitted transfers) to a contractual lock-up on the sale of Class A common stock held by them for the period beginning on the Closing Date and ending one hundred eighty (180) days thereafter (the “Lock-Up Period”).

In addition, the CORE Investors and the other parties to the Investor Rights Agreement agreed to the vesting terms of the Earnout Shares (as defined in Item 2.01 of this Current Report). After expiration of the Lock-Up Period, the unvested Earnout Shares will not be transferable and those already vested Earnout Shares will only be transferable to those permitted transferees under the Investor Rights Agreement. In the event that any unvested Earnout Shares have not vested on or prior to the fifth (5th) anniversary of the Closing Date, those Earnout Shares that have not vested will automatically be forfeited and surrendered to Fathom for no consideration.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Investor Rights Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Registration Rights Agreement

At the Closing, Fathom also entered into a registration rights agreement with the Legacy Fathom Owners, the Sponsor and the other parties thereto (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, Fathom granted to the Legacy Fathom Owners (including the CORE Investors), the Sponsor and certain of the former members of the Altimar II Board customary demand, shelf and piggyback registration rights. Fathom is required to file within thirty days of the Closing a shelf registration statement registering the public resale of the shares of common stock of Fathom held by such stockholders (the “Shelf Registration Statement”), and cause the Shelf Registration Statement to be declared effective as promptly as practicable after the filing thereof and no later than the earlier of (A) 60 calendar days after the filing thereof (or, in the event the Securities and Exchange Commission (the “SEC”) reviews and has written comments to the Shelf Registration Statement, the 90th calendar day following the filing thereof) and (B) the 10th business day after the date Fathom is notified (orally or in writing, whichever is earlier) by the SEC that it will not review the Shelf Registration Statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Fathom Operating Agreement

On the Closing Date, Fathom OpCo, Fathom and the other members named therein entered into the Second Amended and Restated Limited Liability Company Agreement of Fathom Holdco, LLC (the “Fathom Operating Agreement”) which provides, among other things, that Fathom will serve as the managing member of Fathom OpCo, and for a redemption right with respect to vested New Fathom Units. Pursuant to the terms of the redemption right, each vested New Fathom Unit will be redeemable, subject to certain limitations, for either one share of Class A common stock, or, at Fathom’s or Fathom OpCo’s election, cash of an equivalent value, pursuant to and in accordance with the terms of the Fathom Operating Agreement.

Subject to certain limitations, Fathom, as the managing member of Fathom OpCo, will have the sole authority to manage the business, properties and affairs of Fathom OpCo in accordance with the Fathom Operating Agreement and applicable law. Pursuant to the Fathom Operating Agreement, except with respect to “tax distributions” described below, Fathom has the right to determine when distributions will be made to the members of Fathom OpCo and the amount of any such distributions, subject to certain limitations provided therein. The Fathom Operating Agreement provides for mandatory “tax distributions” to the members of Fathom OpCo if the taxable income of Fathom OpCo gives rise to taxable income for its members (including Fathom), and previous distributions to the members with respect to the applicable taxable period are less in the aggregate than the amount of such members’ income tax liability with respect to such taxable income.

The foregoing description of the Fathom Operating Agreement does not purport to be complete and is qualified in its entirety by the full text of the Fathom Operating Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

New Credit Agreement

On the Closing Date, certain subsidiaries of Fathom OpCo entered into a new credit agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A. and certain other lenders (the “New Lenders”), which provided a $50 million revolving credit facility and a $125 million term loan. The initial proceeds from the funding of the New Credit Agreement at the Closing, together with approximately $20 million of the funds received by Fathom upon the Closing of the Business Combination, were used to repay in full Fathom OpCo’s then outstanding $172 million term loan. The revolving credit facility under the New Credit Agreement is available for working capital and other general corporate purposes.

Obligations under the New Credit Agreement are guaranteed by Fathom OpCo and its subsidiaries, subject to certain exceptions. Loans made under the New Credit Agreement are secured by substantially all of the tangible and intangible assets of Fathom OpCo and the guarantors under the New Credit Agreement, subject to permitted liens and certain exceptions. Fathom OpCo and its subsidiaries are subject to customary affirmative and negative covenants. The New Credit Agreement also establishes customary events of default.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the New Credit Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

2021 Omnibus Incentive Plan

At the extraordinary general meeting of the Altimar II shareholders held on December 21, 2021 (the “Special Meeting”), the Altimar II shareholders, among other things, considered and approved the Fathom 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”). The 2021 Omnibus Plan was previously approved, subject to shareholder approval, by the Board of Altimar II on July 15, 2021.

The 2021 Omnibus Plan became effective immediately upon the Closing of the Business Combination and permits the Company to issue up to 16,737,876 shares of Fathom Class A common stock pursuant to awards that may be issued under the plan.

A more complete summary of the terms of the 2021 Omnibus Plan is set forth in the definitive proxy statement/prospectus of Altimar II (the “Proxy Statement/Prospectus”) filed with the SEC on December 3, 2021, in the section titled “Proposal No. 7 — The Incentive Award Plan Proposal.” That summary and the foregoing description of the 2021 Omnibus Plan are qualified in their entirety by reference to the text of the 2021 Omnibus Plan, which is attached as Exhibit 10.6 to this Current Report and incorporated herein by reference.

2021 Employee Stock Purchase Plan

At the Special Meeting, the Altimar II shareholders among things considered and approved the Fathom 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to shareholder approval, by the Board of Altimar II on July 15, 2021.

The ESPP became effective immediately upon the Closing of the Business Combination and permits the Company to issue up 1,350,806 shares of Fathom Class A common stock pursuant to awards that may be issued under the ESPP. The number of shares of Fathom Class A common stock initially reserved for issuance under the ESPP will automatically increase on the first trading day of each calendar year, beginning in 2023, by 1% of the total number of shares of Fathom Class A common stock outstanding on the last day of the prior calendar year.

A more complete summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 8 — The ESPP Proposal.” That summary and the foregoing description of the ESPP are qualified in their entirety by reference to the text of the ESPP, which is attached as Exhibit 10.7 to this Current Report and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, Fathom also entered into indemnification agreements with each of its directors and executive officers.

Each indemnification agreement provides for indemnification and advancements by Fathom of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Fathom, or, at our request, service to other entities, as officers or directors, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached as Exhibit 10.10 to this Current Report and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above at the beginning of this Current Report is incorporated into this Item 2.01 by reference.

On December 21, 2021, Altimar II held an extraordinary general meeting of its shareholders (the “Special Meeting”) at which the Altimar II shareholders considered and approved, among other matters, the Business Combination. On December 23, 2021, the parties to the Business Combination Agreement completed the Transactions. The aggregate value of the consideration paid to the direct and indirect equityholders of Fathom OpCo in the Business Combination was approximately $1,213,337,500, consisting of (a) aggregate cash consideration in the approximate amount of $3,777,648, and (b) the remainder either in shares of Class A common stock at a price of $10.00 per share or Class A units in Fathom OpCo (“New Fathom Units”) and a corresponding number of non-economic, vote only shares of Fathom Class B common stock (in the case of New Fathom Units). The cash consideration described above was financed with (i) the funds available in the trust account established in connection with Altimar II’s initial public offering, net of validly exercised redemptions by Altimar II’s public shareholders, and (ii) the proceeds of the private placement of 7,000,000 shares of Altimar II’s Class A Common Stock for $10.00 a share completed immediately prior to the Closing with certain institutional and other accredited investors (collectively, the “PIPE Investment”). An institutional investor that had committed to purchase an aggregate of 1,000,000 shares of Altimar II’s Class A Common Stock for $10.00 per share to be included as part of the PIPE Investment defaulted under its subscription agreement, and failed to fund its respective portion of the PIPE Investment. The Company plans to aggressively pursue its available remedies with respect to such investor.

In addition to the cash and equity consideration delivered at the Closing as described above, an aggregate of 9,000,000 shares of Class A common stock and New Fathom Units (collectively, the “Earnout Shares”) were issued in three equal tranches of 3,000,000 shares and allocated to equity holders in Fathom OpCo in accordance with the Business Combination Agreement, with each tranche to vest at the following share price thresholds: $12.50, $15.00 and $20.00, respectively, in each case subject to the vesting and forfeiture provisions set forth in the Investor Rights Agreement (as defined above in Item 1.01 of this Current Report) and the Fathom Operating Agreement (as defined above in Item 1.01 of this Current Report). The earnout period ends five years from the Closing Date. The achievement of the price thresholds will be determined based on a VWAP for 20 trading days within any 30-trading day period or a change of control transaction of Fathom that implies the same per share valuation as the applicable price threshold.

As part of the Business Combination, the Class A ordinary shares of Altimar II then outstanding (other than those Class A ordinary shares that were validly redeemed prior to the Closing by Altimar II’s public shareholders) automatically converted into shares of Fathom’s Class A common stock by operation of law. The 8,625,000 Class B ordinary shares held by the Sponsor and certain former members of Altimar II’s Board automatically converted by operation of law into 8,625,000 shares of Fathom Class C common stock after which such 8,625,000 shares of Fathom Class C common stock subsequently converted into 8,625,000 shares of Fathom Class A common stock by operation of law. An aggregate of 2,587,500 shares of Fathom Class A common stock held by the Sponsor and certain former members of Altimar II’s Board were automatically forfeited by such holders, on a pro rata basis, in accordance with the Forfeiture and Support

Agreement, dated as of July 15, 2021 and amended on November 16, 2021, by and among the Sponsor, former members of Altimar II’s Board, Fathom OpCo and the other parties thereto (the “Forfeiture and Support Agreement”). After the forfeiture described above, 1,267,500 shares of Class A common stock held by the Sponsor remain subject to certain previously disclosed vesting provisions (such 1,267,500 shares, the “Sponsor Earnout Shares”). All shares of Fathom Class A common stock held by the Sponsor and certain former members of Altimar II’s Board remain subject to the previously disclosed transfer restrictions set forth in the Forfeiture and Support Agreement.

In addition, and also as part of the Business Combination, (i) each public warrant to purchase Altimar II Class A ordinary shares that was issued and outstanding immediately prior to the Closing was converted into a public warrant to purchase shares of Fathom Class A common stock, (ii) each private warrant to purchase Altimar II Class A ordinary shares held by the Sponsor was converted into a private warrant to purchase shares of Fathom Class A common stock and (iii) all vested phantom unit awards (“Vested Phantom Unit Awards”), unvested time-based phantom unit awards and performance-based phantom unit awards held by individuals who were employed by or performing services for Fathom OpCo or its subsidiaries or affiliates as of the Closing were forfeited and cancelled and replaced with a combination of 822,606 fully-vested shares of Fathom Class A common stock granted under the 2021 Omnibus Plan (subject to a six-month lock-up from the date of Closing) and grants of restricted stock units (“RSUs”) with respect to Fathom Class A common stock under the 2021 Omnibus Plan. Such RSUs are subject to time-based vesting or performance-based vesting and such other transfer restrictions as set forth in the 2021 Omnibus Plan and the award agreements related thereto.

One business day following the Closing, Altimar II’s Class A ordinary shares and warrants ceased trading, and Fathom’s Class A common stock and warrants began trading on the New York Stock Exchange (the “NYSE”). Altimar II’s public units automatically separated into their component securities upon completion of the Business Combination and, as a result, no longer trade as a separate security and were delisted from the NYSE. As of the Closing Date, our directors and executive officers and affiliated entities beneficially owned approximately 63.7% of the outstanding shares of Fathom’s Class A common stock, and the former security holders of Altimar II beneficially owned approximately 5.2% of the outstanding shares of Fathom’s Class A common stock (in each case assuming all 84,294,971 outstanding New Fathom Units were exchanged on a one-for-one basis for shares of Class A common stock).

FORM 10 INFORMATION

Item 2.01(f) of the SEC’s Form 8-K states that if the predecessor registrant such as Altimar II was a shell company immediately before a transaction such as the Business Combination, then the successor registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on the SEC’s Form 10. Accordingly, Fathom, as the successor issuer to Altimar II is providing the information below that would be included in a Form 10 if Fathom were to file a Form 10 in connection with the Business Combination. Please note that the information provided below relates to the Company as the combined company after the completion of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements made in this Current Report and in any document incorporated by reference herein are “forward-looking statements.” Statements regarding the expectations regarding the combined company and its business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	we are subject to risks related to the ongoing COVID-19 pandemic;

•	we may be subject to cybersecurity risks and changes to data protection regulation;

•	we face increasing competition in many aspects of our business;

•

we may not realize the anticipated benefits of our business acquisitions, and any acquisition, strategic relationship, joint venture or investment could disrupt our business and harm our operating results and financial condition;

•	if we are unable to manage our growth and expand our operations successfully, our reputation, brands, business and results of operations may be harmed;

•	our success depends on our ability to deliver on-demand manufacturing capabilities and custom parts that meet the needs of our customers and to effectively respond to changes in our industry;

•	our failure to meet our customers’ expectations regarding quick turnaround time, price or quality could adversely affect our business and results of operations;

•

we are subject to risks related to our dependency on our key management members and other key personnel, as well as attracting, retaining and developing qualified personnel in a highly competitive talent market;

•	we may be subject to litigation risks and may face liabilities and damage to our professional reputation as a result;

•	our businesses are subject to extensive domestic and foreign regulations that may subject us to significant costs and compliance requirements;

•	we are subject to risks related to the Tax Receivable Agreement;

•	we may be subject to risks related to our status as an emerging growth company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

•	we are subject to the risks of Fathom being categorized as a “controlled company” within the meaning of the NYSE listing standards;

•	the grant of registration rights to certain of our investors and the future exercise of such rights may adversely affect the market price of our Class A common stock;

•

we have identified material weaknesses in our internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately or timely report our financial condition or results of operations which could have a material adverse effect on our business and stock price;

•	the effect of legal, tax and regulatory changes; and

•	other factors in the Proxy Statement/Prospectus in the section titled “Risk Factors.”

The forward-looking statements contained in this Current Report and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number or risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus and in Altimar II’s registration statement on Form S-4 filed with the SEC in connection with the Business Combination. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of Altimar II prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Information About Altimar II” and that information is incorporated herein by reference. The business of Fathom is described in the Proxy Statement/Prospectus in the section titled “Business of Fathom” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report concerning the financial information of Altimar II and Fathom OpCo, which is incorporated herein by reference. Reference is further made to the disclosures contained in the Proxy Statement/Prospectus in the sections titled “Summary Historical Condensed Financial Information of Altimar II,” “Summary Historical Consolidated Financial Information of Fathom OpCo,” “Comparative Historical and Unaudited Pro Forma Per Share Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Notes to Unaudited Pro Forma Condensed Combined Financial Statements,” which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosures contained in the Proxy Statement/Prospectus in the sections titled “Altimar II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Fathom OpCo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosures contained in the Proxy Statement/Prospectus in the sections titled “Altimar II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Fathom OpCo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosure of Market Risks,” which are incorporated herein by reference.

Properties

The facilities of Fathom are described in the Proxy Statement/Prospectus in the section titled “Business of Fathom—Facilities” and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Company common stock as of the Closing Date by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and other securities that are currently exercisable or exercisable within 60 days. Company stock issuable upon the exchange of New Fathom Units and the exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 51,608,262 shares of Fathom Class A common stock and 84,294,971 shares of Fathom Class B common stock issued and outstanding as of the Closing Date. The beneficial ownership of shares presented below excludes (i) the Earnout Shares and the Sponsor Earnout Shares, (ii) shares underlying unvested awards granted under the 2021 Omnibus Plan and (iii) shares issuable upon the exercise of outstanding warrants.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Fathom common stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of shares of Fathom Class A Common Stock	%	Number of shares of Fathom Class B Common Stock	%	% of Total Voting Power**
Directors and Executive Officers of Fathom
Carey Chen(1)	104,965	*	—	—	*
TJ Chung(1)	—	—	—	—	—
Adam DeWitt(1)	—	—	—	—	—
Dr. Caralynn Nowinski Collens(1)	—	—	—	—	—
David Fisher(1)	—	—	—	—	—
Mark Frost(1)	134,632	*	—	—	*
Maria Green(1)	—	—	—	—	—
Peter Leemputte(1)	—	—	—	—	—
Ryan Martin(1)	232,760	*	—	—	*
John May(1)	85,798,027	74.6%	63,377,883	75.2%	63.1%
Robert Nardelli(1)	183,985	*	145,192	*	*
Richard Stump(1)	77,587	*	—	—	*
All Directors and Executive Officers of Fathom as a Group (12 Individuals)	86,531,956	74.8%	63,523,075	75.4%	63.7%
Five Percent Holders
Altimar Sponsor II, LLC(2)	4,647,500	9.0%	—	—	3.4%
CORE Funds(3)	85,798,027	74.6%	63,377,883	75.2%	63.1%
Siguler Guff Funds(4)	16,541,865	30.7%	2,300,994	2.7%	12.2%

*	Less than one percent
**	Percentage of total voting power represents voting power with respect to all Fathom Class A common stock and Fathom Class B common stock, as a single class.
(1)	The business address of the holder is 1050 Walnut Ridge Drive, Hartland, WI 53029.
(2)	The business address of the holder is 40 West 57th Street, 33rd Floor, New York, NY 10019.
(3)

Represents shares held directly by CORE Industrial Partners Fund I, LP (“CORE Fund I”) and CORE Industrial Partners Fund I Parallel, LP (“CORE Parallel Fund I” and, collectively with CORE Fund I, the “CORE Funds”). CORE Industrial Fund Partners GP I, LLC (“CORE Fund I GP”) is the sole general partner of each of the CORE Funds. John May is the sole managing member of CORE Fund I GP. Consequently, Mr. May and CORE Fund I GP may be deemed the beneficial owners of the shares held by the CORE Funds. The principal business address of each of the CORE Funds and CORE Fund I GP is 150 North Riverside Drive, Suite 2050, Chicago, IL 60606. The principal business address of Mr. May is 201 South Biscayne Boulevard, Suite 1450, Miami, FL 33131. 6,386,341 shares of Class A common stock and New Fathom Units held by the CORE Funds that constitute Earnout Shares (as defined herein) are not reflected in the above table.

(4)

Represents shares held directly by Siguler Guff Small Buyout Opportunities Fund III, LP (“SBOF III”), Siguler Guff Small Buyout Opportunities Fund III (F), LP (“SBOF III (F)”), Siguler Guff Small Buyout Opportunities Fund III (C), LP (“SBOF III (C)”), Siguler Guff Small Buyout Opportunities III (UK), LP (“SBOF III (UK)”), Siguler Guff HP Opportunities Fund II, LP (“SG HP”), and Siguler Guff Americas Opportunities Fund, LP (“SG Americas” and, together with SBOF III, SBOF III (F), SBOF III (C), SBOF III (UK) and SG HP the “SG Funds”). SBOF III, SBOF III (F) and SBOF III (C) are each controlled by Siguler Guff SBOF III GP, LLC (“SBOF III GP”). SBOF III (UK) is controlled by Siguler Guff SBOF III (UK) GP, LLP (“SBOF III (UK) GP”). SG HP is controlled by Siguler Guff HP II GP, LLC (“SG HP GP”). SG Americas is controlled by Siguler Guff Americas GP, LLC (“SG Americas GP” and together with SBOF III GP, SBOF III (UK) GP and SG HP GP, the “SG GPs”). Each of the SG GPs is controlled by its sole member, Siguler Guff Capital, LP, which is controlled by Andrew Guff and George Siguler. Consequently, the SG GPs, Siguler Guff Capital, LP, Andrew Guff and George Siguler may be deemed the beneficial owners of the shares held by the SG Funds. The principal business address of SBOF III (UK) and SBOF III (UK) GP is 3rd Floor North Side Dukes Court, 32 Duke Street, St James’s, London SW1Y 6DF. The principal business address of the SG Funds (except for SBOF III (UK)), the SG GPs (except for SBOF III (UK) GP), Siguler Guff Capital, LP, Andrew Guff and George Siguler is 200 Park Ave, 23rd Floor, New York, NY 10166.

Directors and Executive Officers

The Company’s directors and executive officers after the completion of the Transactions are described in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination” and that information is incorporated herein by reference.

In addition, as of the Closing Date, Mark Frost, the Company’s Chief Financial Officer, was also appointed as the Company’s Chief Accounting Officer and Corporate Secretary.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination—Director Independence” and that information is incorporated herein by reference.

Immediately following the completion of the Business Combination, the CORE Investors beneficially owned approximately 63.1% of our Class A common stock and Class B common stock, which will generally vote together as a single class on matters submitted to a vote of our stockholders, including the election of directors. Because more than 50% of the voting power for the election of directors of Fathom is held by the CORE Investors, Fathom is a “controlled company” under the NYSE listing requirements. If Fathom were to elect to take advantage of available listing requirement exemptions as a “controlled company” under the NYSE listing standards, Fathom would not be subject to the requirements that would otherwise require us to have: (i) a majority of “independent directors,” as defined under the listing standards of the NYSE; (ii) a nominating committee consisting solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee consisting solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee consisting solely of independent directors. Fathom may in the future elect to take advantage of the foregoing controlled company exemptions from the NYSE board and board committee independence requirements, but it has elected initially to comply with the independence requirements applicable to non-controlled companies.

Committees of the Board of Directors

Effective as of the Closing, the Board established an audit committee, a nominating and corporate governance committee and a compensation committee.

The audit committee’s duties, which are specified in Fathom’s audit committee charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor our annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

•

reviewing and discussing with management and the independent auditor our quarterly financial statements prior to the filing of our Form 10-Qs, including the results of the independent auditor’s review of the quarterly financial statements;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	reviewing and approving all related-party transactions;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

The members of the Board’s audit committee are Dr. Caralynn Nowinski Collens, Adam DeWitt, Peter Leemputte and Robert Nardelli, with Peter Leemputte serving as the chair of the committee. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that all of the members of its audit committee are independent directors as defined under the applicable rules and regulations of the SEC and the NYSE with respect to audit committee membership. We also believe that Adam DeWitt, Peter Leemputte and Robert Nardelli each qualify as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

The nominating and corporate governance committee’s duties, which are specified in Fathom’s nominating and corporate governance committee charter, include, but are not limited to:

•	identifying individuals qualified to become members of the Board (subject to the Investor Rights Agreement and to the right of any third party to designate a director to serve on the Board);

•	periodically reviewing the structure and membership of the Board’s standing committees;

•	periodically reviewing the Board’s leadership structure in light of then existing characteristics and circumstances of the Company and recommending any proposed changes to the Board;

•	reviewing and assessing the Company’s corporate governance guidelines and recommending any proposed changes to the Board for approval from time to time; and

•	overseeing the annual self-evaluations of the Board and its committees.

The members of the Board’s nominating and corporate governance committee are Adam DeWitt, David Fisher, Maria Green and Robert Nardelli, with Robert Nardelli serving as the chair of the committee. Our Board has determined that all of the members of the committee are independent directors as defined under the applicable rules and regulations of the SEC and the NYSE with respect to nominating committee membership.

Information with respect to the composition of the compensation committee is set forth in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Altimar II before the completion of the Business Combination and the named executive officers of Fathom after the completion of the Business Combination are set forth in the Proxy Statement/Prospectus in the sections titled “Information About Altimar II—Executive Officer and Director Compensation” and “Management Following the Business Combination—Post-Combination Company Executive Compensation,” respectively, and that information is incorporated herein by reference.

At the Special Meeting, the Altimar II shareholders considered and approved the 2021 Omnibus Plan. The description of the 2021 Omnibus Plan is set forth in the Proxy Statement/Prospectus section titled “Proposal No. 7 — The Equity Incentive Plan Proposal,” which is incorporated herein by reference. A copy of the full text of the 2021 Omnibus Plan is attached as Exhibit 10.6 to this Current Report and is incorporated herein by reference. The Company expects that the Board or its Compensation Committee will make grants of awards under the 2021 Omnibus Plan to eligible participants.

At the Special Meeting, the Altimar II shareholders also considered and approved the ESPP. The description of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 8 — The ESPP Proposal,” which is incorporated herein by reference. A copy of the full text of the ESPP is attached as Exhibit 10.7 to this Current Report and is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of Altimar II before the completion of the Business Combination is set forth in the Proxy Statement/Prospectus in the sections titled “Information About Altimar II—Executive Officer and Director Compensation” and “Executive Compensation” and that information is incorporated herein by reference. A description of the compensation of the directors of Fathom after the completion of the Business Combination is set forth below in Item 5.02 of this Current Report and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information About Altimar II—Legal Proceedings” and “Business of Fathom—Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the ticker symbol, number of shareholders and dividends for Altimar II’s securities prior to the Closing of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Summary — Market Price, Ticker Symbol and Dividend Information” and such information is incorporated herein by reference.

As of the Closing Date, there were approximately 35 holders of record of Fathom’s Class A common stock and approximately 2 holders of record of Fathom’s warrants to purchase Class A common stock. Such numbers of holders do not include Depository Trust Company participants or beneficial owners holding shares or warrants through nominee names.

Fathom’s Class A common stock and warrants began trading on the NYSE under the symbols “FATH” and “FATH.WS,” respectively, on December 27, 2021, with such listing subject to Fathom’s satisfaction of all listing criteria post-Business Combination. Altimar II’s former public units automatically separated into their component securities immediately prior to the completion of the Business Combination and, as a result, the former public units no longer trade as a separate security and were delisted from the NYSE.

Fathom has not paid any cash dividends on shares of its Class A common stock to date. The payment of cash dividends on shares of Fathom’s Class A common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition, and subject to restrictions contained in the New Credit Agreement. The payment of any dividends will be within the discretion of Fathom’s Board.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report concerning the issuance and sale by Fathom of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Fathom’s Capital Stock” and “Proposal No. 2 - The Domestication Proposal - Comparison of Corporate Governance and Shareholders” and that information is incorporated herein by reference.

Immediately following the Closing, there were 51,608,262 shares of Fathom’s Class A common stock issued and outstanding, held of record by approximately 35 holders, 84,294,971 shares of Fathom’s Class B common stock issued and outstanding, held of record by approximately 11 holders, no shares of preferred stock outstanding, and 18,525,000 warrants to purchase shares of Class A common Stock outstanding held of record by approximately 2 holders. Such numbers of holders do not include Depository Trust Company participants or beneficial owners holding shares or warrants through nominee names.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth above under Item 1.01 of this Current Report concerning the indemnification agreements Fathom entered into on the Closing Date with each of its directors and executive officers, which is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth below under Item 9.01 of this Current Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth below under Item 4.01 of this Current Report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report under “New Credit Agreement” is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Transaction Consideration

In connection with the Business Combination, at the Closing on December 23, 2021, and in addition to aggregate cash consideration of $3,777,648 paid to existing direct and indirect holders of units of Fathom OpCo, Fathom issued 36,661,014 shares of Class A common stock and 84,294,971 shares of Class B common stock to the existing direct and indirect holders of units of Fathom OpCo. In addition, Fathom OpCo issued 84,294,971 New Fathom Units to certain existing direct and indirect holders of units of Fathom OpCo.

Private Placement

As previously disclosed, Altimar II and Fathom OpCo entered into subscription agreements, each dated as of July 15, 2021, with certain institutional investors (the “Original PIPE Investors”), pursuant to which, among other things, Altimar II agreed to issue and sell, in private placements, an aggregate of 8,000,000 shares of Class A Common Stock of Altimar II for $10.00 per share (collectively, the “Original PIPE Investment”).

On November 16, 2021, and also as previously disclosed, Altimar II and Fathom OpCo entered into a Backstop Agreement with the CORE Investors (the “Backstop Investors”) pursuant to which the Backstop Investors agreed to purchase, in private placements, an aggregate of up to 1,000,000 shares of Class A Common Stock of Altimar II following the Domestication and immediately prior to the Closing at a cash purchase price of $10.00 per share (the “CORE Backstop Agreement”), to provide aggregate proceeds of up to $10.0 million only if (i) the Available Cash Amount (as defined in the Business Combination Agreement) was otherwise less than $90 million at the Closing Date (any such positive difference between $90 million and the Available Cash Amount, the “Available Cash Shortfall”) and (ii) the Available Cash Shortfall did not exceed $10.0 million and subject to other the terms and conditions of the CORE Backstop Agreement (if applicable, collectively, the “Backstop Investment”). At the Closing, the Backstop Investment was not required because the Available Cash Amount exceeded $90 Million, and accordingly the Backstop Agreement was terminated.

A portion of the Original PIPE Investment, consisting of an aggregate of 7,000,000 shares of Class A Common Stock of Altimar II at a price of $10.00 per share for aggregate gross proceeds to the Company of $70 million, closed after the Domestication and immediately prior to the Closing of the Business Combination on the Closing Date. One of the Original PIPE Investors that had committed to purchase 1,000,000 shares of Altimar II Class A Common Stock for an aggregate purchase price of $10 million defaulted under its subscription agreement, and failed to fund its respective portion of the PIPE Investment. The Company plans to aggressively pursue its available remedies with respect to such investor.

The shares issued as part of the Original PIPE Investment on the Closing Date were issued pursuant to and in accordance with the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Business Combination, on December 23, 2021, Altimar II domesticated into the State of Delaware from the Cayman Islands by filing a Certificate of Domestication (the “Certificate of Domestication”) and Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State, and also adopted amended and restated bylaws (the “Bylaws”), which together replace Altimar II’s Amended and Restated Memorandum and Articles of Association. The material terms of the Certificate of Domestication, the Certificate of Incorporation, the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus under the section titled “Proposal No. 2 - The Domestication Proposal - Comparison of Corporate Governance and Shareholders” which is incorporated herein by reference.

Fathom’s common stock and public warrants are listed for trading on NYSE under the symbols “FATH” and “FATH.WS,” respectively. Upon completion of the Business Combination, the CUSIP numbers relating to Fathom’s common stock and warrants changed to 31189Y 103 and 31189Y 111, respectively.

Copies of the Certificate of Domestication, Certificate of Incorporation and Bylaws are attached as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report and are incorporated herein by reference.

As disclosed below in Item 8.01 of this Current Report, in accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor issuer to Altimar II and has succeeded to the attributes of Altimar II as the registrant. In addition, the shares of Class A common stock of Fathom, as the successor to Altimar II, are deemed to be registered under Section 12(b) of the Exchange Act.

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On the Closing Date, the Audit Committee of the Board approved the engagement of Grant Thornton LLP (“GT”) as Fathom’s independent registered public accounting firm to audit Fathom’s consolidated financial statements for the year ended December 31, 2021. Withum

Smith+Brown, PC (“Withum”) served as independent registered public accounting firm of Altimar II prior to the Business Combination. Accordingly, Withum was informed that it would be replaced by GT as the Company’s independent registered public accounting firm following completion of the Business Combination.

The reports of Withum on Altimar II’s balance sheet as of December 31, 2020 and the statements of operations, changes in stockholders’ equity and cash flows for the period from December 7, 2020 (inception) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from December 7, 2020 (inception) to December 23, 2021, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the period from December 7, 2020 (inception) to September 30, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), other than the occurrence of a material weakness in internal control over financial reporting for the quarterly period ended September 30, 2021 as a result of Altimar II’s disclosure controls not being effective for the quarterly period ended September 30, 2021.

During the period from December 7, 2020 (inception) to December 31, 2020 and subsequent interim period through the date the Board approved the engagement of GT as the Company’s independent registered public accounting firm, Altimar II did not consult with GT on (i) matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on Altimar II’s consolidated financial statements and neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Withum with a copy of the foregoing disclosures and requested that Withum furnish the Company with a letter addressed to the SEC stating whether Withum agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated December 30, 2021, is attached as Exhibit 16.1 to this Current Report and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement,” which is incorporated herein by reference. Further reference is made to the information contained above in Item 2.01 of this Current Report, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 51,608,262 shares of Fathom Class A common stock outstanding. As of such time, our executive officers and directors and their affiliated entities beneficially held approximately 63.7% of our outstanding shares of Class A common stock (assuming all 84,294,971 New Fathom Units were exchanged on a one-for-one basis for shares of Class A common stock).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the completion of the Transactions, and in accordance with the terms of the Business Combination Agreement, the executive officers of Altimar II ceased serving in such capacities and Kevin Beebe, Payne Brown, Richard M. Jelinek, Roma Khanna, Michael Rubenstein, Vijay Sondhi, Michael Vorhaus and Tom Wasserman ceased serving on Altimar II’s board of directors. Carey Chen, TJ Chung, Dr. Caralynn Nowinski Collens, Adam DeWitt, David Fisher, Maria Green, Peter Leemputte, Ryan Martin, John May and Robert Nardelli were appointed as directors of Fathom, and TJ Chung was elected Chairman of the Board.

Upon the completion of the Transactions, the Company established the following three committees of the Board: audit committee, compensation committee and nominating and corporate governance committee. Dr. Caralynn Nowinski Collens, Adam DeWitt, Peter Leemputte and Robert Nardelli were appointed to serve on the Company’s audit committee, with Peter Leemputte serving as the chair and with each of Adam DeWitt and Peter Leemputte qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. David Fisher, Dr. Caralynn Nowinski Collens, Maria Green and Peter Leemputte were appointed to serve on the Company’s compensation committee, with David Fisher serving as the chair. Adam Dewitt, Davis Fisher, Maria Green and Robert Nardelli were appointed to serve on the Company’s nominating and corporate governance committee, with Robert Nardelli serving as the chair.

Additionally, upon completion of the Transactions, Ryan Martin was appointed as the Company’s Chief Executive Officer; Richard Stump was appointed as Chief Commercial Officer; and Mark Frost was appointed as Chief Financial Officer, Chief Accounting Officer and Corporate Secretary.

Following the completion of the Transactions, the non-employee directors of the Company will be entitled to the following compensation for their service on the Board: (i) an annual cash retainer of $50,000; (ii) an initial equity award with a grant date fair value equal to $225,000 and then an annual equity award with a target grant date fair value equal to $150,000, to be granted each year at the annual meeting of the Company’s stockholders; (iii) annual cash retainers of $20,000 for the chair of the audit committee, $15,000 for the chair of the compensation committee and $10,000 for the chair of the nominating and corporate governance committee; (iv) annual cash retainers of $10,000 for other members of the audit committee, $7,500 for other members of the compensation committee, and $5,000 for other members of the nominating and corporate governance committee; and (v) an additional annual retainer of $50,000 for serving as our non-executive chair and, if applicable, $20,000 for serving as our lead director. Each annual grant of equity-based awards described above will vest in full on the first anniversary of the grant date, or in such other circumstances as set forth in the applicable award agreement. Each initial grant of equity-based awards described above will vest in substantially equal annual installments on each of the first three anniversaries of the grant date. None of directors TJ Chung and John May, each affiliates of the CORE Investors, or Ryan Martin, CEO of the Company, are receiving any compensation for serving on our Board.

Agreements with Executive Officers Regarding Employment

On December 23, 2021, the Company entered into letter agreements with each of Ryan Martin and Richard Stump, and an employment agreement with Mark Frost, covering the terms of their respective employment with the Company. The new agreements replaced in their entirety the existing respective employment agreements of Messrs. Martin, Stump and Frost with a subsidiary of the Company. A description of the material terms of each agreement is set forth below, which descriptions are qualified in their entirety to by reference to the full text of the agreements, which are attached as Exhibits 10.11, 10.12 and 10.13, respectively, to this Current Report.

Mr. Martin’s letter agreement contains the following material terms:

Base Salary. The Company will pay Mr. Martin a base salary of $425,000 per year, as may be adjusted from time to time.

Annual Bonus. Beginning in 2022, Mr. Martin will be eligible to receive an annual bonus under the Company’s annual bonus plan. His target bonus is 100% of his base salary received during the applicable performance period.

Incentive Awards. Mr. Martin will be eligible to participate in the Company’s 2021 Omnibus Plan.

At-Will Employment. Pursuant to his letter agreement, Mr. Martin’s employment may be terminated by him or the Company without cause or reason at any time.

Executive Severance Plan. Mr. Martin will be eligible to participate the Company’s Severance Plan, which, in the case of a termination that is not for “cause,” provides for (i) continuation of his base salary for 18 months following the date of termination, plus the payment of a prorated bonus for the year of termination, in the case of a non-“change in control” (“CIC”) severance, or a lump sum payment equal to the sum of 18 months of his base salary plus an amount equal to his target annual bonus multiplied by 1.5, in the case of a CIC severance, and (ii) 18 months of health insurance continuation.

Other Benefits. Mr. Martin will be eligible to participate in each of the Company’s employee retirement, savings, welfare and fringe benefits plans, and perquisites, offered to similarly-situated executives. He will also be entitled to paid time off and paid Company holidays.

Stock Ownership Guidelines. Mr. Martin will be required to hold three times his annual base salary in the Company’s Class A common stock, in accordance with the Company’s stock ownership guidelines.

Mr. Stump’s letter agreement contains the following material terms:

Base Salary. The Company will pay Mr. Stump a base salary of $350,000 per year, as may be adjusted from time to time.

Annual Bonus. Beginning in 2022, Mr. Stump will be eligible to receive an annual bonus under the Company’s annual bonus plan. His target bonus is 60% of his base salary received during the applicable performance period.

Incentive Awards. Mr. Stump will be eligible to participate in the Company’s 2021 Omnibus Plan.

At-Will Employment. Pursuant to his letter agreement, Mr. Stump’s employment may be terminated by him or the Company without cause or any reason at any time.

Executive Severance Plan. Mr. Stump will be eligible to participate the Company’s Severance Plan, which, in the case of a termination, plus the payment of a prorated bonus for the year of termination, that is not for “cause,” provides for (i) continuation of his base salary for 12 months following the date of termination in the case of a non-CIC severance, or a lump sum payment equal to the sum of 12 months of his base salary plus an amount equal to his target annual bonus, in the case of a CIC severance, and (ii) twelve months of health insurance continuation.

Other Benefits. Mr. Stump will be eligible to participate in each of the Company’s employee retirement, savings, welfare and fringe benefits plans, and perquisites. He will be entitled to paid time off and paid Company holidays.

Stock Ownership Guidelines. Mr. Stump will be required to hold one times his annual base salary in the Company’s Class A common stock, in accordance with the Company’s stock ownership guidelines.

Mr. Frost’s employment agreement contains the following material terms:

Term. Mr. Frost’s employment with the Company is not for a specified term and will continue until his employment is terminated in accordance with the employment agreement.

Base Salary. The Company will pay Mr. Frost a base salary of $350,000 per year, which may be increased by the Board in its sole discretion.

Annual Bonus. Mr. Frost will be eligible to receive an annual performance bonus for 2021 with a target of 50% his annual base salary. Beginning in 2022, Mr. Frost will be eligible to receive an annual performance bonus of 60% of his annual base salary.

Incentive Awards. Mr. Frost will be eligible to participate in the Company’s 2021 Omnibus Plan.

Termination. Pursuant to his employment agreement, Mr. Frost’s employment may be terminated for any reason, at any time, subject to the terms of the employment agreement, by the Company or Mr. Frost.

Benefits Upon Termination. In the case of a termination not for “cause,” Mr. Frost’s employment agreement provides for (i) continuation of the payment of his base salary for 12 months following the termination of his employment, (ii) payment of a pro rata portion of his 2021 bonus, (iii) up to 12 months of health insurance continuation and (iv) in the case of a “CIC Qualifying Termination” (as defined) only, and on the terms specified therein, the vesting of any outstanding awards held by Mr. Frost under the 2021 Omnibus Plan. Mr. Frost is not a participant in the Company’s Severance Plan.

Other Amounts. Mr. Frost will be eligible to participate in each of the Company’s employee retirement, savings, welfare and fringe benefits plans, and perquisites. He will be entitled to four weeks of paid annual vacation and paid Company holidays.

Stock Ownership Guidelines. Mr. Frost will be required to hold one times his annual base salary in the Company’s Class A common stock, in accordance with the Company’s stock ownership guidelines.

Severance Plan

On December 23, 2021, the Board approved the Fathom Digital Manufacturing Corporation Executive Severance and Change in Control Plan (the “Severance Plan”), which provides for severance benefits to a select group of the Company’s senior-level executives who enter into participation agreements under the Severance Plan (the “Covered Executives”). Covered Executives may become entitled to severance benefits under the Severance Plan in the event that they are terminated involuntarily by the Company without Cause (as defined in the Severance Plan) or resign employment due to Good Reason (as defined in the Severance Plan) prior to or after a Change in Control of the Company (as defined in the Severance Plan) (each, a “Qualifying Termination”). Severance benefits under the Severance Plan are determined based on a Covered Executive’s “Tier” and whether the Qualifying Termination of employment occurs within the three months prior to or 12 months following a Change in Control (a “CIC Qualifying Termination”) or not in connection with a Change in Control (“Non-CIC Qualifying Termination”).

In the event of a Non-CIC Qualifying Termination and the Covered Executive timely executes a release of claims and complies with applicable restrictive covenants, the Covered Executive will be entitled to: (1) cash installment payments at the rate of the Covered Executive’s base salary as of the date of termination (“Severance”) over a period of 18 months, 12 months, six months or three months, as applicable, for a Tier 1, Tier 2, Tier 3 Covered Executive with one or more years of service, or Tier 3 Covered Executive with less than one year of service, respectively; and (2) continued health and welfare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), at a cost to the employee of no greater than the cost during the Covered Executive’s active employment, for a period of 18 months, 12 months, six months or three months, as applicable, for a Tier 1, Tier 2, Tier 3 Covered Executive with one or more year of service, or Tier 3 Covered Executive with less than one year of service, respectively. In addition, the Covered Executive will be entitled to the payment of a prorated bonus for the year of termination.

In the event that a Covered Executive has a CIC Qualifying Termination, and the Covered Executive timely executes a release of claims and complies with applicable restrictive covenants, the Covered Executive will be entitled to: (1) a lump sum cash payment equal to 18 months, 12 months or six months of base salary, as applicable, for a Tier 1, Tier 2 or Tier 3 Covered Executive, respectively; (2) a lump sum cash payment equal to the Covered Executive’s target annual bonus as of the date of termination multiplied by 1.5, 1.0 or .5, as applicable, for a Tier 1, Tier 2 or Tier 3 Covered Executive, respectively; and (3) continued health and welfare coverage under COBRA, at a cost to the Covered Executive of no greater than the cost during the Covered Executive’s active employment, for a period of 18 months, 12 months or six months, as applicable, to the Covered Executive’s Tier, or, if earlier, that date the Covered Executive is eligible for health and welfare coverage from a subsequent employer.

The Severance Plan also provides that in the event of a CIC Qualifying Termination only, unvested time-vesting equity and long-term incentive awards will automatically vest in full, and any unvested performance-vesting equity and long-term incentive awards will be treated in accordance with the applicable plan and award agreement.

Each of our executive officers listed below will be offered the opportunity to enter into a participation agreement under the Severance Plan and have been designated to be in the Tier indicated below:

Executive Officer	Severance Plan “Tier”
Ryan Martin	1

Richard Stump	2

George Kleinhaus	2

Caprice Perez	2

The foregoing description is only a summary of the Severance Plan and Participation Agreement and is qualified in its entirety by the Severance Plan and Form of Participation Agreement, which are attached as Exhibits 10.14 and 10.15, respectively, to this Current Report.

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination” beginning on page 275 and to the information included above in Item 2.01 of this Current Report under the heading “Directors and Executive Officers” for biographical information about each of the directors and officers of Fathom following the Transactions, which is incorporated herein by reference.

The information set forth above in Item 1.01 of this Current Report under the headings “Entry into a Material Definitive Agreement - 2021 Omnibus Plan”, “2021 Employee Stock Purchase Plan” and “Indemnification Agreements” is incorporated herein by reference. The material terms of certain transaction-related awards granted by the Company Prior to the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Executive Compensation - Pre-Business Combination Company Executive Officer and Director Compensation” beginning on page 267 and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above in Item 3.03 of this Current Report is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by Altimar II’s organizational documents, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the sections titled “Proposal No. 1 - The Business Combination Proposal” and “The Business Combination Agreement” beginning on page 138 and 101, respectively, of the Proxy Statement/Prospectus, and are incorporated herein by reference.

Item 8.01. Other Events.

Registration of Securities of Fathom

Upon the Closing of the Business Combination, all of Altimar II’s ordinary shares (including all of the Class B ordinary shares which were converted into shares of Altimar II’s Class C common stock after the Domestication and immediately prior to the Closing) were converted on a one-for-one basis for shares of Fathom Class A common stock, and Altimar II’s outstanding public warrants were assumed by Fathom and became exercisable for shares of Fathom Class A common stock on the same terms as were contained in such warrants prior to the Business Combination. Upon the Closing, the Sponsor’s private warrants became exercisable for shares of Fathom Class A common stock on the same terms as were contained in such warrants prior to the Business Combination in accordance with the Warrant Agreement which is attached as Exhibit 4.1 to this Current Report. As part of the Transactions and as previously disclosed, an aggregate of 2,587,500 shares of Fathom Class A common stock held by the Sponsor and certain former members of Altimar II’s Board immediately after the Domestication were automatically forfeited, on a pro rata basis, upon the Closing. By operation of Rule 12g-3(a) under the Exchange Act, Fathom is the successor issuer to Altimar II and has succeeded to the attributes of Altimar II as the registrant, including Altimar II’s SEC file number (001-39994) and CIK Code (0001836176). Fathom’s Class A common stock and public warrants are deemed to be registered under Section 12(b) of the Exchange Act, and Fathom will hereafter file reports and other information with the SEC using Altimar II’s SEC file number (001-39994).

Fathom’s Class A common stock and public warrants are listed for trading on the NYSE under the symbols “FATH” and “FATH.WS,” respectively, and the CUSIP numbers relating to the Company’s Class A common stock and public warrants are 31189Y 103 and 31189Y 111, respectively.

Holders of uncertificated shares of Altimar II’s Class A ordinary shares immediately prior to the Business Combination have continued as holders of shares of uncertificated shares of Fathom Class A common stock.

Holders of Altimar II’s ordinary shares prior to the Business Combination who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that Fathom is the successor to Altimar II.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Information with respect to Fathom OpCo responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements and the related notes thereto included in the Proxy Statement/Prospectus on pages F-41 through F-150, which information is incorporated herein by reference. The financial statements of Altimar II for the period from December 7, 2020 (date of inception) through December 31, 2020, and the related notes and report of independent registered public accounting firm thereto, and the unaudited financial statements and related notes of Altimar II as of and for the three and nine months ended September 30, 2021 are included in the Proxy Statement/Prospectus on pages F-3 through F-40 which are incorporated herein by reference.

(b) Pro forma financial information.

Certain pro forma financial information of Fathom is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of July 15, 2021, by and among Altimar Acquisition Corp. II, Fathom Holdco, LLC and the other parties thereto (incorporated by reference to Annex C of the proxy statement/prospectus contained in and forming a part of Altimar II’s Registration Statement on Form S-4 (File No. 333-259639), as amended by Amendment No. 3 thereto filed on November 30, 2021).

2.2	Amendment No. 1 to Business Combination Agreement, dated as of November 16, 2021, by and among Altimar II, Fathom Holdco, LLC and the other parties thereto (incorporated by reference to Exhibit 2.1 to Altimar II’s Current Report on Form 8-K filed with the SEC on November 16, 2021).

3.1*	Certificate of Domestication of Altimar Acquisition Corp. II.

3.2*	Certificate of Incorporation of Fathom Digital Manufacturing Corporation.

3.3*	Amended and Restated Bylaws of Fathom Digital Manufacturing Corporation.

4.1	Warrant Agreement, dated February 4, 2021, by and between Altimar Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Altimar II’s Current Report on Form 8-K filed on February 9, 2021).

10.1*	Tax Receivable Agreement, dated as of December 23, 2021, by and among Fathom Digital Manufacturing Corporation, Fathom Holdco, LLC and the other parties thereto.

10.2*	Investor Rights Agreement, dated as of December 23, 2021, by and among Fathom Digital Manufacturing Corporation and the other parties thereto.

10.3*	Registration Rights Agreement, dated as of December 23, 2021, by and among Fathom Digital Manufacturing Corporation, Altimar Sponsor II, LLC and the other parties thereto.

Exhibit Number	Description

10.4*	Second Amended and Restated Limited Liability Company Agreement of Fathom Holdco, LLC, dated as of December 23, 2021.

10.5*	Credit Agreement, dated as of December 23, 2021, among Fathom Guarantor, LLC, Fathom Borrower, LLC, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.6	Form of Fathom Digital Manufacturing Corporation 2021 Omnibus Incentive Plan (incorporated by reference to Annex H of the preliminary proxy statement/prospectus contained in and forming a part of Altimar II’s Registration Statement on Form S-4 (File No. 333-259639), as amended by Amendment No. 3 thereto filed with the SEC on November 30, 2021).

10.7	Form of Fathom Digital Manufacturing Corporation 2021 Employee Stock Purchase Plan (incorporated by reference to Annex I of the preliminary proxy statement/prospectus contained in and forming a part of Altimar II’s Registration Statement on Form S-4 (File No. 333-259639), as amended by Amendment No. 3 thereto filed with the SEC on November 30, 2021).

10.8*	Form of Rollover RSU Award Agreement.

10.9*	Form of Initial RSU Award Agreement for Non-Employee Directors.

10.10*	Form of Indemnification Agreement.

10.11*	Letter agreement regarding terms of employment dated December 23, 2021 by and between Fathom Digital Manufacturing Corporation and Ryan Martin.

10.12*	Letter agreement regarding terms of employment dated December 23, 2021 by and between Fathom Digital Manufacturing Corporation and Richard Stump.

10.13*	Employment Agreement dated as of December 23, 2021 by and between Fathom Digital Manufacturing Corporation and Mark Frost.

10.14*	Fathom Digital Manufacturing Corporation Executive Severance and Change in Control Plan.

10.15*	Form of Severance Plan Participation Agreement.

16.1*	Letter from Withum Smith+Brown, PC to the SEC, dated December 30, 2021.

21.1*	List of Subsidiaries.

99.1*	Unaudited Pro Forma Condensed Combined Financial Statements of Fathom Digital Manufacturing Corporation for the year ended December 31, 2020 and as of and for the nine months ended September 30, 2021.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM DIGITAL MANUFACTURING CORPORATION

By:	/s/ Mark Frost
Name:	Mark Frost
Title:	Chief Financial Officer

Date: December 30, 2021